Exhibit 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-11598 and 333-72320) pertaining to the 1990 Share Option Scheme, the 1997 Share Option Scheme, the 1998 Directors and Consultants Option Scheme, the Exceptis Share Option Scheme, the 1999 Employee Savings Related Share Option Scheme and the 1999 U.S. Employee Share Purchase Plan of Trintech Group PLC of our report dated February 25, 2005, with respect to the consolidated financial statements and schedule of Trintech Group PLC included in this Annual Report (Form 20-F) for the year ended January 31, 2005.

/s/Ernst & Young

Dublin, Ireland

May 16, 2005